UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2013, Sabra Health Care REIT, Inc. (the “Company”) entered into an underwriting agreement with Jefferies LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 5,000,000 shares of the Company’s 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per share. The Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of its Series A Preferred Stock. The offering is expected to close on March 21, 2013, subject to customary closing conditions.

The Company estimates that the net proceeds of the offering, after deducting the underwriters’ discounts and commissions and our offering expenses, will be approximately $120.0 million, and approximately $138.2 million if the Underwriters exercise in full their option to purchase additional shares of Series A Preferred Stock. The Company intends to contribute the net proceeds from the offering to its operating partnership subsidiary, Sabra Health Care Limited Partnership, which will in turn apply a portion of the proceeds to repay borrowings outstanding on the Company’s amended secured revolving credit facility. The remaining proceeds to the Company will be used to fund possible future acquisitions or for general corporate purposes.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on October 31, 2011 (File No. 333-177144), a base prospectus, dated October 31, 2011, included as part of the registration statement, and a prospectus supplement, dated March 14, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of Series A Preferred Stock to be issued and sold in the offering and as Exhibit 8.1 an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

The foregoing description of the underwriting agreement is a summary and is qualified in its entirety to the terms of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 14, 2013, by and among the Company and Jefferies LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chief Executive Officer & President

Dated: March 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 14, 2013, by and among the Company and Jefferies LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).